CERTIFICATE OF TRUST

OF

AMBAC TREASURERS TRUST

	This Certificate of Trust of AMBAC TREASURERS TRUST, a business trust registered under the Investment Company Act of 1940, as amended (the "Business Trust"), filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. 3801 et seq.), sets forth the following:

	FIRST:	The name of the Business Trust is AMBAC
TREASURERS TRUST.

	SECOND:	As required by 12 Del. Code 3807(b) and
3810(a)(1)(b), the name and business address of the Business
Trust's Registered Agent for Service of Process and the address of the Business Trusts Registered Office are:

								Address of
Business Trusts
								Registered Office
and Business
	Resident Agent					Address of
Registered Agent

	The Corporation Trust Company			1209 Orange Street
								Wilmington,
Delaware 19801

	The name and business address of the initial trustee of the Business Trust is as follows:

	Name							Business Address

	W. Dayle Nattress					300 Nyala Farms
Road
								Westport,
Connecticut 06880

	THIRD:	The nature of the business or purpose or
purposes of the Business Trust as set forth in its governing instrument is to conduct, operate and carry on the business of a management investment company registered under the Investment Company Act of 1940, as amended, through one or more series of shares of beneficial interest, investing primarily in securities.

	FOURTH:	The trustee of the business trust, as set forth
in its governing instrument, reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Trust, in the manner now or hereafter prescribed by statute.

	FIFTH:	This Certificate of Trust shall become effective
immediately upon filing with the Office of the Secretary of State of the State of Delaware.

	IN WITNESS WHEREOF, the undersigned, being the sole initial trustee of AMBAC TREASURERS TRUST, has duly executed this Certificate of Trust as of this 27th day of June, 1995.



							/s/ W. Dayle Nattres
							W. Dayle Nattress, as
Trustee and
							not individually